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                                                                      Exhibit 23


                          Form 10-K December 31, 1994


                                                      Commission File No. 1-8491


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Hecla Mining Company and subsidiaries on Form S-3 (File No. 33-72832), Forms S-8 (File No. 33-7833, 33-41833, 33-14758 and 33-40691) of our report dated
February 3, 1995, except for Note 8 as to which the date is March 1, 1995, on our audits of the consolidated financial statements of Hecla Mining Company and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.



                                                        Coopers & Lybrand L.L.P.

Spokane, Washington
March 21, 1995